                                  SCHEDULE 14A

                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.     )
Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement           [ ]   Confidential, For Use of
                                                  the Commission only (as
                                                  Permitted by Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement

[ ]   Definitive Additional Materials

[ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             PC SERVICE SOURCE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X]    No fee required.

     [ ]    Fee computed on table below per Exchange Act
            Rules 14a-6(i)(1) and 0-11.

     (1)    Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2)    Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how is was determined):

--------------------------------------------------------------------------------

     (4)    Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5)    Total fee paid:

--------------------------------------------------------------------------------

     [ ]    Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)    Amount Previously Paid:

--------------------------------------------------------------------------------

     (2)    Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3)    Filing Party:

--------------------------------------------------------------------------------

     (4)    Date Filed:

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











                                                               November 24, 1998






Dear Stockholders:

You are cordially invited to attend a Special Meeting of Stockholders of PC Service Source, Inc. which will be held on December 18, 1998, at 10:00 a.m., Central Time, at the Company's corporate offices located at 2350 Valley View Lane, Dallas, Texas. The official notice of the meeting together with a proxy statement and proxy card are enclosed. Please give this information your careful attention.

Whether or not you expect to attend the meeting in person, it is important that your shares be voted at the meeting. I urge you to specify your choices by marking the enclosed proxy card and returning it promptly. Sending in a signed proxy will not affect your right to attend the Special Meeting and vote in person. You may revoke your proxy at any time before it is voted at the Special Meeting by giving written notice to the secretary of the Company.


Sincerely,


/s/ Avery More


Avery More
Chairman of the Board and Chief Executive Officer








                             YOUR VOTE IS IMPORTANT
                  Please Sign, Date, and Return Your Proxy Card

                            -------------------------

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                     TO BE HELD ON FRIDAY, DECEMBER 18, 1998

                            -------------------------

To Our Stockholders:

A Special Meeting of Stockholders of PC Service Source, Inc. will be held at the Company's corporate offices at 2350 Valley View Lane, Dallas, Texas, on December 18, 1998, at 10:00 a.m., Central Time, for the following purpose as more fully described on page 10 of the proxy statement, which is made a part of this
Notice:


        To consider and vote on a proposal to amend the Company's Stock Option Plan to increase the number of authorized shares thereunder from 1,000,000 to 1,750,000.

The Board of Directors has fixed the close of business on November 20, 1998, as the record date for determining stockholders entitled to notice of and to vote at the meeting. Only stockholders of record at the close of business on that date will be entitled to notice of and to vote at the meeting.

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting in person, you are urged to sign and date the enclosed proxy card and return it promptly in the envelope provided for that purpose. Sending in a signed proxy will not affect your right to attend the Special Meeting and vote in person. You may revoke your proxy at any time before it is voted at the Special Meeting by giving written notice to the secretary of the Company.

By Order of the Board of Directors,


/s/ Robert J. Boutin

Robert J. Boutin
Senior Vice President, Chief Financial Officer and Secretary

Dallas, Texas
November 24, 1998

It is important that your stock be represented at the meeting regardless of the number of shares you hold. Please complete, sign, date and mail the enclosed Proxy Card in the accompanying envelope even if you intend to be present at the meeting. Returning the Proxy Card will not limit your right to vote in person or to attend the Special Meeting, but will insure your representation if you cannot attend. If you have shares in more than one name, or if your stock is registered in more than one way, you may receive more than one copy of the proxy material. If so, please sign and return each copy of the proxy cards you receive so that all of your shares may be voted. The Proxy is revocable at any time prior to its use.

                             PC SERVICE SOURCE, INC.
                              2350 VALLEY VIEW LANE
                               DALLAS, TEXAS 75234

                                   ----------

                                 PROXY STATEMENT
                                       FOR
                                 SPECIAL MEETING
                                  TO BE HELD ON
                                DECEMBER 18, 1998

                                   ----------


                        VOTING AT THE MEETING AND PROXIES

        Commencing on November 24, 1998, PC Service Source, Inc., a Delaware corporation ("PCSS" or the "Company"), will mail this Proxy Statement to stockholders entitled to vote at the Company's Special Meeting of Stockholders on December 18, 1998 (the "Special Meeting"). Stockholders of record at the close of business on November 20, 1998, will be entitled to vote at the meeting and will receive a copy of this Proxy Statement, furnishing information relating to the business to be transacted at the Special Meeting, including any adjournment or postponement of the Special Meeting. At the close of business on November 20, 1998, the record date for determining stockholders entitled to receive notice of and to vote at the Special Meeting, the Company's outstanding voting securities consisted of 5,773,820 shares of the Company's common stock, $0.01 par value per share (the "Common Stock"). Holders of Common Stock are entitled to one vote per share in any matter that may be acted upon at the Special Meeting. The Company's Certificate of Incorporation does not permit cumulative voting.

        A proxy card is enclosed for your use. YOU ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY (THE "BOARD") TO SIGN, DATE AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE, which is postage-paid if mailed in the United States.

        For purposes of determining whether a proposal has received a majority vote, abstentions will be included in the vote totals, with the result that an abstention will have the same effect as a negative vote for all proposals. If a broker indicates that it is prohibited from exercising discretionary authority with respect to shares held of record by such broker, including shares held for beneficial holders that have not returned proxies (so-called "broker non-votes"), those shares will not be included in the vote totals and, therefore, will have no effect on the outcome of the vote with respect to that matter. Abstentions and broker non-votes will, however, be treated as present for quorum purposes and may be entitled to vote on other matters.

        You may revoke your proxy at any time before it is actually voted at the Special Meeting by (i) delivering written notice of revocation to the Secretary of the Company, (ii) submitting a subsequently dated proxy, or (iii) attending the Special Meeting and withdrawing the proxy. You may also be represented by another person present at the Special Meeting through executing a form of proxy designating such person to act on your behalf. Each unprovoked proxy card properly executed and received prior to the close of the voting will be voted as indicated. Where specific instructions are not indicated, the proxy will be voted for the amendment to the Company's Stock Option Plan and for all proposals recommended by the Board.

         The holders of a majority of the voting power of the issued and outstanding stock of the Company entitled to vote at the Special Meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Special Meeting. If a quorum is not present or represented by proxy at the Special Meeting, the stockholders entitled to vote at the meeting, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented by proxy. At such adjourned meeting at which a quorum shall be present or represented by proxy, any business may be transacted which might have been transacted at the Special Meeting as originally called. If the adjournment is for more than thirty days, or, if after the adjournment a new record date is set, a notice of adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. The affirmative vote of a majority of the outstanding voting power of the Common Stock is requested to amend the Stock Option Plan. Absentees will not be counted as affirmative votes.

                          OWNERSHIP OF COMMON STOCK BY
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of November 1, 1998, by
(i) each director and director nominee who beneficially owns Common Stock and certain of the Company's executive officers, (ii) all of the Company's directors and executive officers as a group and (iii) each person known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock as of November 18, 1998.

        The number of shares of the Company's Common Stock beneficially owned by each individual set forth below is determined under the rules of the Securities and Exchange Commission and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which an individual has sole or shared voting power or investment power and any shares that an individual presently, or within 60 days, has the right to acquire through the exercise of any stock option or other right. However, such shares are not deemed to be outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other person. Unless otherwise indicated, each individual has sole voting and investment power (or shares such powers with their spouse) with respect to the shares of the Company's Common Stock set forth in the table below:

NAME OF BENEFICIAL OWNER
------------------------
DIRECTORS (INCLUDING THOSE WHO ARE ALSO
EXECUTIVE OFFICERS):                        NUMBER OF SHARES       PERCENTAGE OF
                                           BENEFICIALLY OWNED   OUTSTANDING SHARES
                                           ------------------   ------------------
Avery More ..............................     1,356,300(1)          23.5%
Mark Hilz ...............................       194,500(2)           3.3%
Jay Haft ................................        43,500                *
Robert J. Boutin ........................        31,700                *
Robert S. Leff ..........................        27,000                *
Edward C. Raymund .......................        17,500(3)             *
Morti Tenenhaus .........................        10,000(4)             *
All Directors and Executive Officers as a
Group (7) persons .......................     1,680,500(5)          28.4%
OTHER:
Wellington Management Company, LLP ......       569,300(6)           9.9%
Victor Morgenstern ......................       382,800(7)           6.6%
Katun Corporation .......................       338,750(8)           5.9%
Joseph A. Cohen .........................       298,000(9)           5.2%


------------------------------
        * Indicates less than 1%.



(1) The business address of Mr. More is 2350 Valley View Lane, Dallas, Texas 75234. The shares of Common Stock listed in Mr. More's name above are owned by Eureka Venture Partners I, Ltd. ("Partners I"), the sole general partner of which is Eureka Venture Management, Inc. ("Eureka Venture"). Mr. More holds more than a fifty percent (50%) limited partnership interest in Partners I and more than fifty percent (50%) of the outstanding common stock of Eureka Venture. Various parties, including a trust for the benefit of Mr. More's minor children and Mr. Jay Haft, a director of the Company, have made investments in Partners I, and in connection therewith have been issued options from Partners I to acquire stock of other companies in which Partners I has an interest, including PCSS. If all of those options to acquire PCSS Common Stock were exercised, a total of 144,284 shares of PCSS Common Stock would be acquired by those parties from Partners I. Further, the shares shown as beneficially owned by Mr. More also include 15,000 shares owned by him individually and 10,000 shares held by Rosetta Stone Holdings, LLC, the managing member of which is Mr. More. Mr. More disclaims beneficial ownership of those shares.

(2) Includes 145,500 shares issuable upon the exercise of options exercisable at or within 60 days and 3,000 shares held by the minor children of Mr. Hilz. Mr. Hilz disclaims beneficial ownership of those shares.
(3) Includes 6,000 shares held by the Raymund Family Partnership (the "Partnership"), 2,000 shares held by the Raymund Family Trust and 500 shares owned by Mr. Raymund's wife. Mr. Raymund may be deemed to beneficially own Partnership shares because he is the Partnership's general partner. Mr. Raymund disclaims beneficial ownership of the shares owned by his wife.
(4) Includes 10,000 shares held by trusts for the benefit of the minor children of Mr. Tenenhaus as to which he disclaims beneficial ownership.
(5) Includes 145,500 shares issuable upon the exercise of options exercisable at or within 60 days.
(6) The business address of Wellington Management Company, LLP is 75 State Street, Boston, Massachusetts.
(7) The business address of Mr. Morgenstern is Harris Associates L.P., Two North LaSalle Street, Chicago, Illinois 60602. Includes 193,600 shares held by various family trusts as to which Mr.
                Morgenstern disclaims beneficial ownership.
(8) The business address of Katun Corporation is 10951 Bush Lake Road, Bloomington, Minnesota 55438.
(9) The business address of Mr. Cohen is The Garnet Group, 825 Third Avenue, 40th Floor, New York, New York 10022.

                             EXECUTIVE COMPENSATION

        The following table summarizes the compensation earned by the Company's Chief Executive Officer and its four other most highly compensated executive officers (whose compensation exceeded $100,000 in 1997) and one additional individual for whom disclosures would have been provided had the individual been serving as an executive officer as of December 31, 1997, collectively, the "Named Officers," for services rendered in all capacities to the Company during the fiscal years ended December 31, 1997, 1996, and 1995.

                           SUMMARY COMPENSATION TABLE

                                                                        Long-Term
                                                                      Compensation
                                                                      ------------
                                                                       Securities
                                                Annual Compensation    Underlying
                                                -------------------     Options/   All Other
                                                Salary         Bonus      SARs    Compensation
 Name and Principal Positions          Year      ($)            ($)       (#)       ($)(A)
 ----------------------------          ----     ------         -----   ---------- ------------
Mark T. Hilz(D) ...............        1997     180,000          --          --       6,369
  President and                        1996     175,615          --      30,000       6,403
  Chief Executive Officer              1995     129,577          --          --       6,157

Philip Wise(B) ................        1997     146,575          --          --       3,243
  President,                           1996     150,000          --          --       3,243
  PCSS Repair Services                 1995      72,115          --          --       1,615

Stephen R. Grimmer ............        1997     109,636      30,129          --       5,591
  Vice President, OEM Services         1996      96,500      36,392       5,000       5,316
                                       1995      93,719          --       5,000       3,749

James "Zeke" Zoccoli(B) .......        1997     110,000      15,000          --       2,500
  Senior Vice President,               1996      52,212          --      20,000          --
  Logistics and Chief
  Information Officer                  1995          --          --          --          --


Paul Klotz(C) .................        1997     111,459      19,031      20,000       4,123
  Vice President, Marketing and        1996          --          --          --          --
  Electronic Commerce                  1995          --          --          --          --

Danny G. Hair(B) ..............        1997     135,542          --      60,000       2,769
  Senior Vice President, Chief         1996          --          --          --          --
  Financial Officer and                1995          --          --          --          --
  Secretary

-----------------------------------
(A) Represents amounts paid by the Company to each executive officer's account under the Company's 401(k) plan.

(B) The 1995 annual compensation for Mr. Wise, the 1996 annual compensation for Mr. Zoccoli and the 1997 compensation of Mr. Hair reflects less than a full year. Mr. Wise resigned as the President of PCSS Repair Services in August 1998. In February 1998, Mr. Hair resigned as Senior Vice President, Chief Financial Officer and Secretary of the Company and was replaced by Garold E. Swan. Mr. Swan resigned from his position with the Company in August 1998 and was replaced by Robert J. Boutin.

(C) In February 1998, Mr. Klotz was named Vice President, Marketing and Electronic Commerce.

(D) Mr. Hilz resigned as the Chief Executive Officer of the Company in August 1998. Mr. More, the Company's Chairman of the Board, was named Chief Executive Officer in August 1998.

OPTION GRANTS IN 1997 TO THE COMPANY'S EXECUTIVE OFFICERS

         The following table provides information regarding the stock options granted by the Company to Named Officers in 1997.

                               1997 OPTION GRANTS

                                                          Individual Grants
                            ------------------------------------------------------------------------
                                                                             Potential Realizable
                                                                            Value at Assumed Annual
                            Number of       Percent of                              Rates of
                            Securities        Total      Exercise           Stock Price Appreciation
                            underlying       Options     of Base                       for
                            Option/SARs     Granted to    Price    Expiration    Option Term (A)
            Name            Granted (#)     Employees     ($/Sh)      Date      5% ($)      10% ($)
            ----            -----------     ---------     -----       ----      ------      -------
       Paul Klotz            20,000(C)         6.8%        9.00     1/28/07      64,500     208,500

       Danny G. Hair(B)      40,000(C)        13.5%        9.00         (B)     226,800     572,400
                             20,000(C)         6.8%        9.00         (B)      76,725     227,925

-----------------------
(A) The potential realizable values set forth under these columns result from calculations assuming 5% and 10% growth rates as set by the Securities and Exchange Commission and are not intended to forecast future price appreciation of the Company's Common Stock. The amounts reflect potential future value based upon growth at these prescribed rates. The Company did not use an alternative formula for a grant date valuation, an approach which would state gains at present, and therefore lower, value. The Company is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors. Actual gains, if any, on stock option exercises are dependent on the future performances of the Company's Common Stock. There can be no assurance that the amounts reflected in this table will be achieved.


(B) In February 1998, Mr. Hair resigned as Senior Vice President, Chief Financial Officer and Secretary of the Company. Mr. Hair's stock options were cancelled in connection with his resignation.

(C) One-fifth (1/5) of these options were to become exercisable over the next five years. In April 1998, these options were replaced by options to acquire 12,000 shares at an exercise price of $4.75 per share.

AGGREGATE OPTION EXERCISES IN 1997 BY THE COMPANY'S EXECUTIVE OFFICERS

         The following table provides information as to options exercised, if any, by each of the Named Officers in 1997 and the value of options held by those officers at year-end measured in terms of the last reported sale price for the shares of the Company's Common Stock on December 31, 1997 ($4.94 as reported on Nasdaq).

                AGGREGATED OPTION EXERCISES IN 1997 AND YEAR-END
                                  OPTION VALUES

                                                                        Number of                 Value of Unexercised
                                                                  Securities Underlying                in-the-Money
                                                                   Unexercised Options                  Options at
                                Shares                               at December 31,                 December 31, 1997
                              Acquired on        Value                   1997(#)                          (A)($)
             Name             Exercise (#)     Realized ($)    Exercisable      Unexercisable     Exercisable   Unexercisable
             ----             ------------     ------------    -----------      -------------     -----------   -------------

Mark T. Hilz                       --               --          187,500           88,000          377,835           64,560

Philip Wise(B)                                      --           25,000               --               --               --

Stephen R. Grimmer                 --               --            9,000           11,000               --               --

James "Zeke" Zoccoli               --               --            4,000           16,000               --               --

Paul Klotz                         --               --               --           20,000               --               --

Danny G. Hair(C)                   --               --               --           60,000               --               --

--------------------------------
(A) Market value of shares covered by in-the-money options on December 31, 1997, less option exercise price. Options are in-the-money if the market value of the shares covered thereby is greater than the option exercise price.
(B)  Mr. Wise resigned as the President of PCSS Repair Services in August 1998.
(C) In February 1998, Mr. Hair resigned as Senior Vice President, Chief Financial Officer and Secretary of the Company. Mr. Hair's stock options were cancelled in connection with his resignation.

REPORT OF COMPENSATION COMMITTEE ON ANNUAL EXECUTIVE COMPENSATION

         The Compensation Committee met informally several times during 1997 and met during three of the regular meetings of the Board. The policy of the Compensation Committee is to provide executive officers of the Company and its remanufacturing subsidiary, PC Service Source Repair Services ("PCSS Repair Services;" formerly known as Cyclix Engineering Corporation), with fair compensation based on their responsibilities, and on the performance of the Company as a whole. Regarding the executive officers of PCSS Repair Services, however, their compensation is based on the performance of PCSS Repair Services as a whole.

         The Compensation Committee believes generally that performance goals enhance teamwork and help focus management's attention on the performance of the companies rather than the performance of particular areas in the companies. Additionally, particular areas may in the future need separate performance goals, but the Compensation Committee does not believe that is currently required.

          The Compensation Committee sets target earnings levels for the Company and PCSS Repair Services, and provides a bonus target to each executive officer. The bonus target is a percentage of that executive's base salary. The Compensation Committee then sets target levels pursuant to which an executive who is employed at the time of the bonus award can receive all or a portion of the designated bonus target based on the Company's or PCSS Repair Services' earnings performance, as the case may be. If the earnings target is not met, an executive may receive some portion of his bonus based on the percentage of the earnings target achieved. In addition, if the earnings target is exceeded, the executives may receive, based on a formula, up to twice the executive's bonus target. The earnings target is set by the Compensation Committee prior to the commencement of each fiscal year and is believed by the Compensation Committee to be aggressive, but achievable.

         The Compensation Committee believes that its earnings and bonus targets are confidential and disclosure of those targets would adversely effect the Company. The report of the Compensation Committee will not be deemed to be incorporated by reference into any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates that report by reference.

                          DESCRIPTION OF CAPITAL STOCK

         The authorized capital stock of the Company consists of 20,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock"). To date, no Preferred Stock has been issued. As of November 1, 1998, 5,773,820 shares of Common Stock were issued and outstanding. All outstanding shares of the Company's Common Stock are fully paid and nonassessable. None of the shares of Common Stock or Preferred Stock has preemptive rights.

         Holders of Common Stock are subject to a potential pro rata decrease in equity ownership of the Company to the extent that shares of Common Stock or Preferred Stock are issued in the future. Under the Delaware General Corporation Law (the "DGC"), the Board is not required to seek stockholder approval to issue additional shares of Common Stock or Preferred Stock. However, under the Nasdaq Listing Requirements, a company may not issue common stock under certain circumstances without prior stockholder approval. The Common Stock is listed for trading on the Nasdaq National Market and, accordingly, the Company is subject to the Nasdaq Listing Requirements.

COMMON STOCK

         Each share of Common Stock entitles its holder to one vote on all matters submitted to a vote of stockholders. The holders of Common Stock are entitled to receive ratably such dividends, if any, as are declared by the Company's Board of Directors out of funds legally available for that purpose, subject to the rights of holders of Preferred Stock. In the event of the Company's liquidation, dissolution or winding up, the holders of Common Stock would be entitled to share ratably in all assets of the Company available for distribution to holders of Common Stock, subject to the preferential rights of holders, if any, of shares of Preferred Stock. See "Description of Capital Stock--Preferred Stock" below.

         The Company's Certificate of Incorporation provides that if the Company in any manner subdivides (by stock split, stock dividend or otherwise) or combines (by reverse stock split or otherwise) the outstanding shares of the Common Stock, the outstanding shares of the other such class shall be proportionately subdivided or combined, as the case may be.

PREFERRED STOCK

         The Certificate of Incorporation authorizes the Company's Board of Directors to issue shares of Preferred Stock in one or more series and to fix and state the designations, powers, preferences, qualifications, limitations, restrictions and relative rights of the shares of each such series. The Board of Directors may determine, without any vote or action by the holders of Common Stock, among other things, the payment and rates of dividends, if any, whether dividends are to be cumulative or noncumulative, whether the Preferred Stock is to be subject to redemption and, if so, the manner of redemption and the redemption price, the preference of any series of Preferred Stock over any other series of Preferred Stock or Common Stock on liquidation, dissolution, distribution of assets or winding up of the Company, any sinking fund or other retirement provisions for the Preferred Stock and any conversion or exchange rights or other privilege of the holders to acquire shares of any other series of Preferred Stock or Common Stock. The Board of Directors may also determine the number of shares in each series of Preferred Stock, the voting rights of each such series (subject to any requirements of applicable law) and any stated value applicable to the shares of any series of Preferred Stock.

WARRANTS

         In connection with the 1994 initial public offering of the Company's Common Stock, the Company issued a five-year warrant originally to purchase 100,000 shares of Common Stock at an exercise price of $10.80 per share to the representative of the underwriters in that offering. As of the date hereof, 33,317 shares of Common Stock are available to be acquired under the terms of that warrant. The warrant exercise price and the number of shares of Common Stock covered by the warrant is subject to adjustment in order to protect the holders against dilution in certain events. The warrant may be exercised for all or any lesser number of shares of the Common Stock. The underwriter's warrant also contains a net exercise provision. Holders of a majority of the shares issued or issuable under the warrant may obtain registration of such shares for resale under the Securities Act.

CERTAIN PROVISIONS OF THE COMPANY'S CERTIFICATE OF INCORPORATION AND BYLAWS

         The Company's Certificate of Incorporation and Bylaws contain provisions described below that may reduce the likelihood of a change in management or voting control of the Company without the consent of the Board. These provisions could have the effect of delaying, deterring or preventing tender offers or takeover attempts that some or a majority of the Company's stockholders might consider to be in their best interests, including offers or attempts that might result in a premium over the market price for the Common Stock, and may have the effect of depressing the market price investors are willing to pay for the Common Stock.

         The Board is divided into three classes, the terms of which will expire at the 1999, 2000, and 2001 annual meetings of stockholders, respectively. Directors of the Company are elected by the affirmative vote of a plurality of the shares cast at a meeting at which a quorum is present. The Board has the right to change the number of directors and to fill vacancies on the Board. The classification of the Board may have the effect of deterring or delaying a takeover of the Company because it may take at least two years to gain control of the Board.

         The Company's Certificate of Incorporation permits the Board to issue at any time, without stockholder approval, Preferred Stock with super-voting rights or other features that would deter or delay a takeover by reducing the ability of a potential acquiror to acquire the necessary voting shares to obtain control. See "Description of Capital Stock -- Preferred Stock."

       PROPOSAL: APPROVAL OF AMENDMENT TO THE COMPANY'S STOCK OPTION PLAN

         The Board of Directors proposes that the Company's Stock Option Plan be amended to increase the aggregate number of shares subject to issuance under the Stock Option Plan by 750,000 shares from 1,000,000 shares to 1,750,000 shares (the "Amendment"). As of November 1, 1998, the Company had granted incentive and nonstatutory stock options to purchase shares of Common Stock issuable under the Stock Option Plan, which had been exercised as to 232,500 shares, and which were outstanding as to 767,500 shares. The closing bid price per share of the Common Stock on Nasdaq was $3.56 on November 18, 1998.

THE STOCK OPTION PLAN

         Subject to stockholder approval, the Board of Directors has adopted the Amendment to the Stock Option Plan. The purpose of the Stock Option Plan is to strengthen the ability of the Company to attract and retain well-qualified executive and managerial personnel, to furnish additional incentive to those persons responsible for the successful management of the Company, and thereby to enhance stockholder value.

         The Stock Option Plan requires that the exercise price for each incentive stock option must not be less than the greater of (a) the par value per share of the Common Stock or (b) 100% of the fair market value per share of the Common Stock at the time the option is granted. The Stock Option Plan requires that the exercise price for each nonstatutory stock option must not be less than the fair market value per share of the Common Stock at the time the option is granted. No incentive stock option, however, may be granted to an employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company unless the option price is at least 110% of the fair market value of the Common Stock at the date of grant and the option period is not more than five years from the date of grant. No employee may be granted incentive stock options that first become exercisable during a calendar year to purchase Common Stock, or stock of any affiliate (or a predecessor of the Company or an affiliate), with an aggregate fair market value (determined as of the date of grant of each option) in excess of $100,000. An incentive stock option counts against the annual limitation only in the year it first becomes exercisable. Incentive stock options may be granted only to employees of the Company.

         The option period may not be more than ten years from the date the option is granted. Options may be exercised in annual installments as specified by the Stock Option Committee. All installments that become exercisable are cumulative and may be exercised at any time after they become exercisable until the option expires. Options are not assignable or transferable other than by will or the laws of descent and distribution.

         Full payment for shares purchased upon exercise of an option must be made at the time of exercise. No shares may be issued until full payment is made. The Stock Option Plan provides that an option agreement may permit an optionee to tender previously owned shares of Common Stock in partial or full payment for shares to be purchased on exercising an option. Unless sooner terminated by action of the Board of Directors, the Stock Option Plan will terminate in August 2002.

         The Board of Directors has retained the right to amend or terminate the Stock Option Plan as it deems advisable. However, no amendment shall be made to increase the number of shares of stock which may be optioned under the Stock Option Plan, change the class of executive officers and other key employees eligible under the Stock Option Plan or materially increases the benefits which may accrue to participants under the Stock Option Plan without submitting such amendments to stockholders for approval. In addition, no amendments to, or termination of, the Stock Option Plan shall impair the rights of any individual under options previously granted without such individual's consent.

FEDERAL INCOME TAX CONSEQUENCES

         No tax obligation will arise for the optionee or the Company upon the granting of either incentive stock options or non-qualified stock options under the Stock Option Plan. Upon exercise of a non-qualified stock option, an optionee will recognize ordinary income in an amount equal to the excess, if any, of the fair market value, on the date of exercise, of the stock acquired over the exercise price of the option. Thereupon, the Company will be entitled to a tax deduction in an amount equal to the ordinary income recognized by the optionee. Any additional gain or loss realized by an optionee on disposition of the shares generally will be capital gain or loss to the optionee and will not result in any additional tax deduction to the Company. The taxable event arising from exercise of non-qualified stock options by officers of the Company subject to Section 16(b) of the Securities Exchange Act of 1934 occurs on the later of the date on which the option is exercised or the date six months after the date the option was granted unless the optionee elects, within 30 days of the date of exercise, to recognize ordinary income as of the date of exercise. The income recognized at the end of any deferred period will include any appreciation in the value of the stock during that period and the capital gain holding period will not begin to run until the completion of such period.

         Upon the exercise of an incentive stock option, an optionee recognizes no immediate taxable income. The tax cost is deferred until the optionee ultimately sells the shares of stock. If the optionee does not dispose of the option shares within two years from the date the option was granted and within one year after the exercise of the option, and the option is exercised no later than three months after the termination of the optionee's employment, the gain on the sale will be treated as long term capital gain. Subject to the limitations in the Stock Option Plan, certain of these holding periods and employment requirements are liberalized in the event of the optionee's death or disability while employed by the Company. The Company is not entitled to any tax deduction, except that if the stock is not held for the full term of the holding period outlined above, the gain on the sale of such stock, being the lesser of
(i) the fair market value of the stock on the date of exercise minus the option price, and (ii) the amount realized on disposition minus the option price, will be taxed to the optionee as ordinary income and the Company will be entitled to a deduction in the same amount. Any additional gain or loss realized by an optionee upon disposition of shares prior to the expiration of the full term of the holding period outlined above generally will be capital gain or loss to the optionee and will not result in any additional tax deduction to the Company. The "spread" upon exercise of an incentive stock option constitutes a tax preference item within the computation of the "alternative minimum tax" under the Internal Revenue Code. The tax benefits which might otherwise accrue to an optionee may be affected by the imposition of such tax if applicable to the optionee's individual circumstances.

GRANT OF OPTIONS

         Pursuant to the terms of the Stock Option Plan, as proposed to be amended by the Amendment, incentive and nonstatutory options may be granted to eligible individuals for the purchase of an aggregate of up to 1,750,000 shares of Common Stock, of which options to acquire approximately 1,300,000 shares have already been granted to 52 individuals, which include the Company's executive officers and employees, as well as certain non-employee directors. Subject to stockholder approval of the Amendment, of the 750,000 shares covered by the proposed Amendment, 325,000 have been conditionally granted to the following executive officers of the Company:

    Name and Position                                         Options
    -----------------                                         -------

    Avery More, Chairman and Chief Executive Officer          250,000
    Morti Tenenhaus, Vice Chairman                             50,000
    Robert J. Boutin, Senior Vice President, Chief             25,000
     Financial Officer and Secretary

     TOTAL                                                    325,000*
                                                              =======

If the Amendment is approved, the remaining 425,000 shares will be utilized for future grants of options.

REQUIRED AFFIRMATIVE VOTE

         Approval of the Amendment requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the December 18, 1998 Special Meeting.

         THE BOARD OF DIRECTORS BELIEVES THAT THE PROPOSAL IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT TO THE STOCK OPTION PLAN.

                             STOCK PERFORMANCE GRAPH

         The following performance graph compares the performance of the Company's Common Stock, the Standard & Poor's 500 Index and an index of peer companies selected by the Company (the "Company's Peer Group Index") since March 1994 (which is when the Company's Common Stock first traded publicly on the National Association of Securities Dealers, Inc. Automated Quotation System). The graph assumes that the value of the investment in the shares of the Company's Common Stock and in each index was $100 on April 1, 1994, and that all dividends were reinvested.

         The Company's Peer Group Index shown on the performance graph (which is weighted on the basis of market capitalization) consists of the Company and the following companies which are engaged primarily in the computer replacement and spare parts business: The Cerplex Group, Inc. and Aurora Electronics, Inc. On April 30, 1998, The Cerplex Group, Inc. and Aurora Electronics, Inc. were merged.

                          TOTAL RETURN TO STOCKHOLDERS

                                    [CHART]

------------------------------------------------------------------------------------------------------------------
TOTAL RETURN ANALYSIS
                             3/31/94            12/30/94            12/29/95           12/31/96           12/31/97
------------------------------------------------------------------------------------------------------------------
PC SERVICE SOURCE INC.       $   100            $    100            $    100           $     86           $     55
------------------------------------------------------------------------------------------------------------------
PEER GROUP                   $   100            $     58            $     64           $     11           $      8
------------------------------------------------------------------------------------------------------------------
NASDAQ COMPOSITE (US)        $   100            $    101            $    142           $    174           $    213
------------------------------------------------------------------------------------------------------------------
Source: Carl Thompson Associates www.ctaonline.com (303) 494-5472. Data from Bloomberg Financial Markets

         The stock price performance depicted in the graph above is not necessarily indicative of future price performance. The graph will not be deemed to be incorporated by reference in any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates same by reference.

                              COSTS OF SOLICITATION

         The cost of soliciting proxies, which also includes the preparation, printing, and mailing of this Proxy Statement, will be borne by the Company. Solicitation will be made by the Company primarily through the mail, but certain employees of the Company, who will receive no compensation for their services other than their regular remuneration, may also solicit proxies by telephone, telecopy, or personal interview. The Company will request brokers and nominees to obtain voting instructions of beneficial owners of stock registered in the names of such brokers and nominees and other "street names" and will reimburse them for any expenses incurred in connection therewith. The Company's transfer agent, Harris Trust and Savings Bank, will assist the Company in the solicitation of proxies from brokers and nominees. The fees for the services of the transfer agent are included in the monthly fees paid by the Company. However, the Company will reimburse the transfer agent for its reasonable out-of-pocket expenses incurred in connection with providing solicitation services.

                                APPRAISAL RIGHTS

         Under Delaware law and the Company's Certificate of Incorporation, no apprisal rights are available to dissenting stockholders in regard to the proposed Amendment.

                                  OTHER MATTERS

         The Company knows of no items of business that are expected to be presented for consideration at the Special Meeting and that are not enumerated herein. However, if other matters properly come before the Special Meeting, it is intended that the persons named in the accompanying proxy will vote thereon in accordance with their best judgment.

                       DEADLINE FOR STOCKHOLDER PROPOSALS

         As stated in the proxy statement distributed in connection with the Company's 1998 annual meeting of stockholders, proposals of stockholders intended to be present at the Company's 1999 annual meeting of stockholders, and otherwise eligible, must be submitted to the Company no later than December 24, 1998, to be included in the Company's 1999 proxy materials.

         PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.



                                       By Order of the Board of Directors,


                                       /s/ Robert J. Boutin

Dallas, Texas                          Robert J. Boutin,
November 24, 1998                      Senior Vice President, Chief Financial
                                       Officer and Secretary

                                                                      APPENDIX A

PROXY


                             PC SERVICE SOURCE, INC.

    SOLICITED ON BEHALF OF THE COMPANY AND APPROVED BY THE BOARD OF DIRECTORS


The undersigned hereby constitutes and appoints Avery More and Robert J. Boutin, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to appear at the Special Meeting of Stockholders of PC Service Source, Inc. to be held on the 18th day of December, 1998 (pursuant to the Notice of Special Meeting dated November 1998, and accompanying proxy statement) and at any postponement or adjournment thereof, and to vote all of the shares of PC Service Source, Inc. that the undersigned is entitled to vote with all the powers and authority the undersigned would possess if personally present in accordance with the following instructions.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR:

APPROVAL OF THE AMENDMENT TO THE STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER FROM 1,000,000 TO 1,750,000.

    FOR                             AGAINST                         ABSTAIN

    [ ]                               [ ]                             [ ]

                                       Please sign exactly as name appears
                                       below. When shares are held by joint
                                       tenants, both should sign. When signing
                                       as attorney, executor, administrator,
                                       trustee, or guardian, please give full
                                       title as such. If a corporation, please
                                       sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                       Dated:_______________________, 1998


                                       ----------------------------------------
                                                      (Signature)

                                       ----------------------------------------
                                              (Signature if held jointly)